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                                  EX-99-B.8.39

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                               ING PARTNERS, INC.

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                           ING FINANCIAL ADVISERS, LLC

                                       AND

                        ING INSURANCE COMPANY OF AMERICA

         This Amendment is dated as of 1st day of May, 2003 by and between ING
Partners, Inc. (the "Fund"), ING Life Insurance and Annuity Company (the
"Adviser"), ING Financial Advisers, LLC (the "Distributor") and ING Insurance
Company of America (the "Company") (collectively, the "Parties").

         WHEREAS, the Parties entered into a Participation Agreement on December 5, 2001 (the "Agreement") and subsequently amended March 5, 2002;

         WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

         NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1. By replacing the existing Schedule B with the Schedule B attached hereto.

2. All of the other provisions contained in the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

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

ING PARTNERS, INC.                                 ING LIFE INSURANCE AND ANNUITY COMPANY
By:     /s/  Laurie M. Tillinghast                 By:       /s/  Laurie M. Tillinghast
        -----------------------------------                  ------------------------------
Name:   Laurie M. Tillinghast                      Name:     Laurie M. Tillinghast
        -----------------------------------                  ------------------------------
Title:  President                                  Title:    Vice President
        -----------------------------------                  ------------------------------


ING FINANCIAL ADVISERS, LLC                             ING INSURANCE COMPANY OF AMERICA


By:     /s/  Christina Lareau                      By:       /s/  Laurie M. Tillinghast
        -----------------------------------                  ------------------------------
Name:   Christina Lareau                           Name:     Laurie M. Tillinghast
        -----------------------------------                  ------------------------------
Title:  Vice President                             Title:    Vice President
        -----------------------------------                  ------------------------------
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                                   SCHEDULE B

                               ING PARTNERS, INC.

                              DESIGNATED PORTFOLIOS
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
    ING Alger Growth Portfolio - Initial, Adviser and Service Class
    ING Alger Aggressive Growth Portfolio - Initial, Adviser and Service Class
    ING Alger Capital Appreciation Portfolio - Initial, Adviser and Service Class
    ING American Century Small Cap Value Portfolio - Initial, Adviser and Service Class
    ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
    ING DSI Enhanced Index Portfolio - Initial, Adviser and Service Class
    ING Goldman Sachs(R) Capital Growth Portfolio* - Initial, Adviser and Service Class
    ING Goldman Sachs(R) Core Equity Portfolio* - Initial, Adviser and Service Class
    ING JPMorgan Fleming International Portfolio - Initial, Adviser and Service Class
    ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
    ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class
    ING MFS Global Growth Portfolio - Initial, Adviser and Service Class
    ING MFS Research Equity Portfolio - Initial, Adviser and Service Class
    ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
    ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
    ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service Class
    ING Salomon Brothers Investors Value Portfolio - Initial, Adviser and Service Class
    ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and Service Class
    ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class
    ING UBS Tactical Asset Allocation Portfolio - Initial, Adviser and Service Class
    ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class

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* Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.


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